UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2023

Perfect Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56335	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 1.01 Entry into a Material Definitive Agreement.

“We”, “Us”, “The Issuer”, and or “The Company” refer to Perfect Solutions Group, Inc., a Nevada Corporation.

On or about July 30, 2023, White Knight Co., Ltd., a Japanese Company, entered into an agreement with WeCapital Co., Ltd., a Japanese Company, whereas WeCapital Co., Ltd., agreed to purchase, from White Knight Co., Ltd., 8,456,000,000 shares of the Common Stock of the Issuer in exchange for approximately $3,703,704.

White Knight Co., Ltd. is owned and controlled by Koichi Ishizuka, our sole officer and director. Neither Koichi Ishizuka, nor White Knight Co., Ltd., have an equity interest, directly or indirectly, in WeCapital Co., Ltd.

The majority, although not sole, shareholder of WeCapital Co., Ltd. is TSM SOGO Firm Co., Ltd., a Japanese Company. TSM SOGO Firm Co., Ltd. is controlled by Mr. Yusuke Matsuda.

On our about September 8, 2023, the aforementioned transaction was recorded by the Company’s transfer agent. This transaction resulted in a change in control of the Issuer. WeCapital Co., Ltd. is now our largest controlling shareholder, holding approximately 79.98% of the voting control of the Company.

Following the above transaction, White Knight Co., Ltd., retains 1,544,000,000 shares of the Company’s Common Stock.

Currently, Koichi Ishizuka remains our sole officer and director.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer or any party, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Except as described herein, there were no arrangements or understandings among former and new control parties with respect to the election of directors or other matters. As required to be disclosed by Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.01 Change in Control of Registrant.

Pursuant to the information disclosed above in Item 1.01, WeCapital Co. Ltd. is now our largest controlling shareholder, holding approximately 79.98% of our Common Stock. The majority, although not sole, shareholder of WeCapital Co., Ltd. is TSM SOGO Firm Co., Ltd., a Japanese Company. TSM SOGO Firm Co., Ltd. is controlled by Mr. Yusuke Matsuda.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfect Solutions Group, Inc.

Dated: September 12, 2023	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer